Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Ted Peters, Chairman
FOR MORE INFORMATION CONTACT:	610-581-4800
J. Duncan Smith, CFO
610-526-2466

Bryn Mawr Bank Corporation Reports Strong Second Quarter Earnings with Wealth Management Services Revenue up 30.2% From Same Period Last Year

BRYN MAWR, Pa., July 28, 2011 - Bryn Mawr Bank Corporation (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today announced diluted earnings per share of $0.38 for the three months ended June 30, 2011, an increase of $0.13 per share, or 52%, as compared to diluted earnings per share of $0.25 for the same period in 2010. Net income for the three months ended June 30, 2011 was $4.8 million, an increase of $2.4 million, or 99.8%, as compared to net income of $2.4 million for the same period in 2010. Total assets as of June 30, 2011 were $1.74 billion as compared to $1.73 billion and $1.28 billion as of December 31, 2010 and June 30, 2010, respectively.

On July 28, 2011, the Board of Directors of the Corporation declared a quarterly dividend of $0.15 per share. The dividend is payable September 1, 2011, to shareholders of record as of August 9, 2011.

The merger with First Keystone Financial, Inc., (the “Merger”), which was completed on July 1, 2010, resulted in significant increases in both assets and liabilities between June 30, 2011 and June 30, 2010. The Merger, which included the acquisition of $275 million of loans and $321 million of deposits, as well as eight full-service branch locations, accounts for a significant portion of the increases in both income and expense items for the three and six month periods ended June 30, 2011, as compared to the same periods in 2010.

Ted Peters, Chairman and Chief Executive Officer, commented, “We were pleased to post another strong quarter. Loan growth was almost 9% on an annualized basis and our tax-equivalent net interest margin remains above 4.00%.”

On May 27, 2011, the Corporation completed its previously announced acquisition of the Private Wealth Management Group (“PWMG”) of the Hershey Trust Company. The acquisition increased the Corporation’s Wealth Management Division assets under management by approximately $1.1 billion. Mr. Peters commented, “The PWMG acquisition is anticipated to be accretive to earnings its first year. Initial client retention has met our expectations and we are now looking to grow the business in the central Pennsylvania market.” As of June 30, 2011, Wealth Management Division assets under management, administration, brokerage and supervision were $4.8 billion.

SIGNIFICANT ITEMS OF NOTE

•

Net income of $4.8 million for the three months ended June 30, 2011 increased $2.4 million, or 99.8%, as compared to the same period in 2010. The increase in net income for the three months ended June 30, 2011, as compared to the same period in 2010, was attributable to a $4.7 million increase in net interest income, a $1.2 million increase in fees for wealth management services, a $577 thousand increase in the gain on sale of available for sale investment securities, a $255 thousand increase in other operating income and a $463 thousand decrease in merger-related and due diligence expenses between the two periods. These increases were partially offset by a $925 thousand increase in the provision for loan and lease losses and a $484 thousand increase in other operating expenses.

•

Net income of $4.8 million for the three months ended June 30, 2011 increased $89 thousand, or 1.9%, as compared to the first quarter 2011. The increase in net income for the three months ended June 30, 2011, as compared to the three months ended March 31, 2011, was partially attributable to a $392 thousand or 2.5% increase in net interest income and a $955 thousand or 13.2% increase in non-interest income. The increase in non-interest income is attributable to an $855 thousand or 21.1% increase in fees for Wealth Management Services which are primarily the result of the PWMG acquisition from Hershey Trust on May 27, 2011. These increases were partially offset by a $634 thousand increase in the provision for loan and lease losses and a $672 thousand or 4.7% increase in non-interest expenses due in part to the acquisition of PWMG, impairment of mortgage servicing rights and increased professional fees.

•

Largely related to the operation of the newly-acquired First Keystone branches and, to a lesser extent, the operation of the newly-acquired PWMG offices, were increases of $1.6 million in salaries and benefits expenses and $593 thousand in occupancy-related expenses for the three months ended June 30, 2011, as compared to the same period in 2010.

•

Revenue from the Wealth Management Division for the three months ended June 30, 2011 was $5.1 million, an increase of 30.2% from the $3.9 million generated in the same period in 2010. Wealth Management Division assets under management, administration, supervision and brokerage as of June 30, 2011 were $4.8 billion, an increase of $1.4 billion, or 41.5%, from December 31, 2010, and a $1.7 billion, or 55.8%, increase from June 30, 2010. These increases are due largely to the acquisition of PWMG and the continued successes of strategic initiatives within the division.

•

The allowance for loan and lease losses (the “Allowance”), as of June 30, 2011, of $11.3 million, was 0.90% of portfolio loans and leases, as compared to $10.3 million or 0.86% as of December 31, 2010. In calculating the Allowance as a percentage of portfolio loans and leases, portfolio loans and leases include those originated by the Bank (“originated loans and leases”), as well as loans acquired in the Merger. In accordance with accounting principles generally accepted in the United States (“GAAP”), the loan portfolio acquired in the Merger was recorded at its fair value without its previously recorded Allowance. The Allowance related to originated loans and leases, as a percentage of originated loans and leases (a non-GAAP measure*), was 1.10% as of June 30, 2011, as compared to 1.08% as of December 31, 2010.

*see non-GAAP measure outlined in non-GAAP Financial Measures on page 10, below.

•

As of June 30, 2011, nonperforming loans and leases were 1.29% of total portfolio loans and leases, as compared to 0.88% and 0.79% as of March 31, 2011 and December 31, 2010, respectively. The increase is largely attributable to the Bank’s $4.2 million participation in a construction loan that became nonperforming during the three months ended June 30, 2011. The loan accounted for 80% of the 41 basis point increase from the March 31, 2011 level. Net loan and lease charge-offs for the three months ended June 30, 2011 totaled $1.2 million, as compared to net loan and lease charge-offs of $1.5 million and $893 thousand for the three month periods ended December 31, 2010 and June 30, 2010, respectively. The provision for loan and lease losses (the “Provision”) for the three months ended June 30, 2011 was $1.9 million, an increase of $925 thousand as compared to the same period in 2010. The increase in the Provision was primarily due to the increased charge-off activity and nonperforming loan levels for the three months ended June 30, 2011, as compared to the same period in 2010.

•

Total portfolio loans and leases of $1.25 billion, as of June 30, 2011, increased $56.7 million, or 4.7%, as compared to $1.20 billion as of December 31, 2010. The growth was concentrated in the commercial and industrial, commercial mortgage, construction and residential mortgage categories of the portfolio. Total portfolio loans and leases of $1.25 billion, as of June 30, 2011, increased $34.0 million, or 2.8%, as compared to $1.22 billion as of March 31, 2011. The growth was concentrated in the commercial and industrial and commercial mortgage of the portfolio.

•

Deposits of $1.34 billion, as of June 30, 2011, remained relatively unchanged from December 31, 2010. This consistency was due in part to the $20.3 million decrease in wholesale deposits which was substantially offset by a $22.5 million increase in market rate account deposits between the respective periods.

•

The tax-equivalent net interest margin of 4.01%, for the three months ended June 30, 2011, was a 21 basis point increase from the 3.80% tax-equivalent net interest margin for the same period in 2010. The increase was largely attributable to the 15 basis point decrease in average rate paid on interest-bearing deposits for the three months ended June 30, 2011, as compared to the same period in 2010, which resulted from the Bank’s continuing to prudently price its deposit products.

•

The tax-equivalent net interest margin of 4.01%, for the three months ended June 30, 2011, was a 2 basis point decrease from the 4.03% tax-equivalent net interest margin for the three months ended March 31, 2011 due to a slight increase in the cost of interest bearing liabilities.

•

The capital ratios for the Bank and the Corporation, as of June 30, 2011, as shown in the table on page 11, indicate levels above those deemed to be considered “well capitalized.” The Corporation’s tangible common equity ratio, as of June 30, 2011, increased 30 basis points, to 8.31%, as compared to 8.01% as of December 31, 2010. The increase was largely attributable to stock issued in the PWMG acquisition as well as stock issued through the Corporation’s Dividend Reinvestment and Stock Purchase Plan, and to a lesser extent, the increase in the Corporation’s retained earnings. The Bank’s tangible common equity ratio, as of June 30, 2011, increased 12 basis points, to 8.54%, as compared to 8.42% as of December 31, 2010, largely due to a net capital infusion of $8.5 million from the Corporation. Partially offsetting the capital increases were the goodwill and other intangibles recorded in connection with the PWMG acquisition.

EARNINGS CONFERENCE CALL

The Corporation will hold an earnings conference call at 8:30 a.m. EST on Friday, July 29, 2011. Interested parties may participate by calling 1-877-317-6789, conference number 10001917. A taped replay of the conference call will be available one hour after of the conclusion of the call and will remain available through August 16, 2011. The number to call for the taped replay is 1-877-344-7529 and the Replay Passcode is 10001917.

The conference call will be simultaneously broadcast live over the Internet through a webcast on the investor relations portion of the Bryn Mawr Bank Corporation’s website. To access the call, please visit the website at http://www.bmtc.com/investor_01.cfm. An online archive of the webcast will be available within one hour of the conclusion of the call. The Corporation has also recently expanded its Investor Relations website to include added resources and information for shareholders and interested investors. Interested parties are encouraged to utilize the expanded resources of the site for more information on Bryn Mawr Bank Corporation or by calling Aaron Strenkoski, Vice President – Investments / Shareholder Relations at 610-581-4822.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may”, “would”, “should”, “could”, “will”, “likely”, “possibly”, “expect,” “anticipate,” “intend”, “estimate”, “target”, “potentially”, “probably”, “outlook”, “predict”, “contemplate”, “continue”, “plan”, “forecast”, “project”, “are optimistic”, “are looking” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisition of First Keystone Financial, Inc. and First Keystone Bank and the acquisition of the Private Wealth Management Group of the Hershey Trust Company; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on Management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports filed with the SEC.

# # # #

Bryn Mawr Bank Corporation

Consolidated Statements of Income - (unaudited)

(Dollars in thousands, except per share data)

	For The Three Months Ended
	June 30, 2011	Mar 31, 2011	Dec 31, 2010	Sept 30, 2010	June 30, 2010

Interest income	$18,851	$18,226	$18,605	$18,473	$13,824
Interest expense	3,052	2,819	3,405	3,691	2,773

Net interest income	15,799	15,407	15,200	14,782	11,051
Provision for loan and lease losses	1,919	1,285	1,511	4,236	994

Net interest income after provision for loan and lease losses	13,880	14,122	13,689	10,546	10,057

Fees for wealth management services	5,075	4,190	4,081	3,689	3,898
Loan servicing and other fees	460	461	443	422	379
Service charges on deposits	615	580	645	672	488
Net gain on sale of residential mortgage loans	656	398	2,398	1,189	606
Net gain on sale of available for sale investments	577	490	669	259	—
Net (loss) gain on sale of other real estate owned (“OREO”)	(110)	(19)	—	38	—
BOLI income	118	115	135	131	—
Other operating income	774	995	902	653	519

Non-interest income	8,165	7,210	9,273	7,053	5,890

Salaries and wages	6,700	6,341	7,150	7,047	5,345
Employee benefits	1,591	1,735	1,416	1,646	1,364
Occupancy and bank premises	1,241	1,286	1,177	1,195	901
Furniture fixtures and equipment	810	896	931	695	557
Advertising	441	264	321	303	256
Net impairment (recovery) of mortgage servicing rights	196	8	(356)	168	177
Amortization of mortgage servicing rights	158	169	301	206	210
Intangible asset amortization	266	161	164	166	77
FDIC insurance	250	480	522	416	299
Merger related / due diligence expense	174	307	437	4,292	637
Impairment of OREO	—	127	—	381	—
Professional fees	738	410	603	459	459
Other operating expenses	2,304	2,013	2,098	2,391	1,821

Non-interest expense	14,869	14,197	14,764	19,365	12,103

Income (loss) before income taxes	7,176	7,135	8,198	(1,766)	3,844
Income tax expense (benefit)	2,371	2,419	2,633	(746)	1,438

Net income (loss)	$4,805	$4,716	$5,565	$(1,020)	$2,406

Per share data:
Weighted average shares outstanding	12,693,782	12,344,710	12,192,260	12,184,447	9,740,089
Dilutive potential common shares	24,491	14,401	10,742	—	12,476

Adjusted weighted average dilutive shares	12,718,273	12,359,111	12,203,002	12,184,447	9,752,565

Basic earnings per common share	$0.38	$0.38	$0.46	$(0.08)	$0.25

Diluted earnings per common share	$0.38	$0.38	$0.46	$(0.08)	$0.25

Dividend declared per share	$0.15	$0.15	$0.14	$0.14	$0.14

Effective tax rate	33.0%	33.9%	32.1%	(42.2)%	37.4%

Net interest margin	4.01%	4.03%	3.73%	3.66%	3.80%

Net income, exclusive of merger-related expense (a non-GAAP measure)*	$4,858	$4,919	$5,862	$1,976	$2,805

*	Net income, exclusive of merger-related expense, is calculated by adding back to reported income, which is a GAAP measure, the tax effected due diligence and merger related expense

Bryn Mawr Bank Corporation

Consolidated Statements of Income - (unaudited)

(Dollars in thousands, except per share data)

	For The Six Months Ended
	June 30, 2011	June 30, 2010

Interest income	$37,077	$27,718
Interest expense	5,871	5,550

Net interest income	31,206	22,168
Provision for loan and lease losses	3,204	4,107

Net interest income after provision for loan and lease losses	28,002	18,061

Fees for wealth management services	9,265	7,729
Loan servicing and other fees	921	761
Service charges on deposits	1,195	990
Net gain on sale of residential mortgage loans	1,054	1,131
Net gain on sale of available for sale investments	1,067	1,544
BOLI income	233	—
Net (loss) gain on sale of other real estate owned (“OREO”)	(129)	—
Other operating income	1,769	1,046

Non-interest income	15,375	13,201

Salaries and wages	13,041	10,632
Employee benefits	3,326	2,922
Occupancy and bank premises	2,527	1,885
Furniture fixtures and equipment	1,706	1,152
Advertising	705	518
Net impairment (recovery) of mortgage servicing rights	204	218
Amortization of mortgage servicing rights	327	409
Intangible asset amortization	427	154
FDIC insurance	730	613
Merger related / due diligence expense	481	985
Impairment of OREO	127	—
Professional fees	1,148	1,078
Other operating expenses	4,317	3,442

Non-interest expense	29,066	24,008

Income before income taxes	14,311	7,254
Income tax expense	4,790	2,625

Net income	$9,521	$4,629

Per share data:
Weighted average shares outstanding	12,520,211	9,319,380
Dilutive potential common shares	19,446	11,747

Adjusted weighted average shares	12,539,657	9,331,127

Basic earnings per common share	$0.76	$0.50

Diluted earnings per common share	$0.76	$0.50

Dividend declared per share	$0.30	$0.28

Effective tax rate	33.5%	36.2%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(Dollars in thousands, except per share data )

June 30, 2011

For the period end:	2011 2Q	2011 1Q	2010 4Q	2010 3Q	2010 2Q

Asset Quality Data

Nonaccrual loans and leases	$16,128	$10,776	$9,497	$8,709	$9,072
90 + days past due loans - still accruing	—	5	10	902	892

Nonperforming loans and leases	16,128	10,781	9,507	9,611	9,964
Other real estate owned	811	2,341	2,527	1,170	1,970

Total nonperforming assets	$16,939	$13,122	$12,034	$10,781	$11,934

Troubled debt restructurings included in nonperforming	$1,478	$2,229	$1,879	$657	$2,711
Troubled debt restructurings in compliance with modified terms	5,469	4,766	4,693	2,417	2,000

Total troubled debt restructurings	$6,947	$6,995	$6,572	$3,074	$4,711

Nonperforming loans and leases / portfolio loans	1.29%	0.88%	0.79%	0.82%	1.11%
Nonperforming assets / assets	0.97%	0.77%	0.69%	0.63%	0.93%

Net loan charge-offs (annualized)/ average loans	0.36%	0.22%	0.46%	1.17%	0.18%
Net lease charge-offs (annualized)/ average leases	1.81%	3.26%	2.16%	4.81%	5.90%
Net loan and lease charge-offs (annualized)/ average loans and leases	0.40%	0.30%	0.52%	1.29%	0.40%

Delinquency rate - loans and leases >30days	1.35%	1.14%	1.28%	1.62%	1.37%

Delinquent loans and leases - 30-89 days	$3,492	$2,604	$5,570	$8,283	$2,481

Delinquency rate - loans and leases 30-89 days	0.28%	0.22%	0.48%	0.71%	0.28%

Changes in the Allowance for loan and lease losses

Balance, beginning of period	$10,648	$10,275	$10,297	$9,841	$9,740

Charge-offs	(1,325)	(1,040)	(1,743)	(3,934)	(1,071)

Recoveries	99	128	210	154	178

Net (charge-offs) / recoveries	(1,226)	(912)	(1,533)	(3,780)	(893)

Provision for loan and lease losses	1,919	1,285	1,511	4,236	994

Balance, end of period	$11,341	$10,648	$10,275	$10,297	$9,841

Allowance for loan and lease losses / loans and leases	0.90%	0.87%	0.86%	0.88%	1.09%
Allowance for originated loan and lease losses / total originated loans and leases(2)	1.10%	1.08%	1.08%	1.12%	1.09%
Allowance for loan and lease losses / nonperforming loans and leases	70.3%	98.8%	108.1%	107.1%	98.8%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(Dollars in thousands, except per share data )

June 30, 2011

For the period and period end:	2011 2Q	2011 1Q	2010 4Q	2010 3Q	2010 2Q

Selected ratios (annualized):

Return on average assets	1.12%	1.13%	1.25%	-0.29%	0.77%
Return on average shareholders’ equity	11.02%	11.65%	13.87%	-2.55%	8.10%
Yield on loans and leases*	5.63%	5.65%	5.70%	5.72%	5.72%
Yield on interest earning assets*	4.78%	4.76%	4.56%	4.57%	4.74%
Cost of interest bearing funds	0.98%	0.93%	1.04%	1.09%	1.22%
Net interest margin*	4.01%	4.03%	3.73%	3.66%	3.80%
Book value per share	$14.18	$13.61	$13.24	$12.99	$12.72
Tangible book value per share	$10.91	$11.65	$11.21	$11.03	$11.62
Period end shares outstanding	12,941,320	12,538,926	12,195,240	12,190,991	10,550,619

Selected data:

Mortgage loans originated	$31,072	$38,144	$107,905	$67,304	$28,349

Mortgage loans sold - servicing retained	$14,957	$13,302	$77,448	$34,874	$17,358
Mortgage loans sold - servicing released	2,196	948	677	2,234	3,370

Total mortgage loans sold	$17,153	$14,250	$78,125	$37,108	$20,728

Mortgage loans serviced for others	$595,196	$596,655	$605,485	$578,293	$519,153

Total Wealth assets under management / administration / supervision / brokerage (1)	$4,830,417	$3,600,649	$3,412,890	$3,291,293	$3,100,162

*	Yield on loans and leases, interest earning assets and net interest margin are calculated on a tax equivalent basis.
(1)	Brokerage Assets represent assets held at a registered broker dealer under a networking agreement.

Non-GAAP Financial Measures: (2)

Net income, exclusive of due diligence and merger related expense (a non-GAAP measure)

Net income as reported (GAAP measure)	$4,883	$4,716	$5,565	$(1,020)	$2,406
Tax effected due diligence and merger related expense (tax rate of 35%)	113	200	284	2,790	414

Net income, exclusive of due diligence and merger related expense (non-GAAP measure)	$4,996	$4,916	$5,849	$1,770	$2,820

Allowance for originated loan and lease losses / total originated loans and leases (a non-GAAP measure)

Allowance for loan and lease losses (GAAP measure)	$11,341	$10,648	$10,275	$10,297	$9,841
Less: allowance for loan and lease losses related to acquired loans	55	28	—	—	—

Allowance for loan and lease losses related to originated loans and leases (non-GAAP measure)	$11,286	$10,620	$10,275	$10,297	$9,841

Total portfolio loans and leases (GAAP measure)	$1,253,448	$1,219,449	$1,196,717	$1,176,438	$899,290
Less: acquired loans	223,459	233,435	244,833	259,982	—

Total originated loans and leases (non-GAAP measure)	$1,029,989	$986,014	$951,884	$916,456	$899,290

Allowance for loan and lease losses / total portfolio loans and leases (GAAP measure)	0.90%	0.87%	0.86%	0.88%	1.09%
Allowance related to originated loan and lease losses / total originated loans and leases (non-GAAP measure)	1.10%	1.08%	1.08%	1.12%	1.09%

(2)

The Corporation believes that the presentation of these non-GAAP financial measures provide useful supplemental information that is essential to an investor’s proper understanding of the financial condition of the Corporation. These non-GAAP measures should not be viewed as a substitute for the financial measures determined in accordance with GAAP, nor is it necessarily comparable to a non-GAAP performance measure that may be presented by other companies. The reconcilation of the GAAP to non-GAAP measure is included above.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(Dollars in thousands, except per share data )

June 30, 2011

	2011 Year-to-date	2010 Year-to-date

Selected ratios (annualized):

Return on average assets	1.12%	0.76%
Return on average shareholders’ equity	11.32%	8.33%
Yield on loans and leases*	5.63%	5.74%
Yield on interest earning assets*	4.77%	4.90%
Cost of interest bearing funds	0.95%	1.25%
Net interest margin*	4.02%	3.93%

Selected data:

Mortgage loans originated	$69,216	$52,611

Mortgage loans sold - servicing retained	$28,259	$36,095
Mortgage loans sold - servicing released	3,145	5,117

Total mortgage loans sold	$31,404	$41,212

*	Yield on loans and leases, interest earning assets and net interest margin are calculated on a tax equivalent basis.

Investment Portfolio

	As of June 30, 2011			As of December 31, 2010			As of June 30, 2010
($’s in thousands)	Amortized Cost	Fair Value	Net Unrealized Gain / (Loss)	Amortized Cost	Fair Value	Net Unrealized Gain / (Loss)	Amortized Cost	Fair Value	Net Unrealized Gain / (Loss)
SECURITY DESCRIPTION
U. S. treasury obligations	$—	$—	$—	$5,011	$5,145	$134	$5,013	$5,148	$135
Obligations of U. S. government and agencies	124,933	125,594	661	156,301	156,638	337	167,455	168,440	985
State & political subdivisions	4,528	4,575	47	32,013	32,272	259	25,978	26,316	338
Mortgage backed securities	109,468	111,217	1,749	72,907	73,527	620	14,155	14,611	456
Collateralized mortgage obligations	21,418	21,537	119	2,068	2,098	30	—	—	—
Equity securities	243	295	52	243	256	13	—	—	—
Other debt securities	1,400	1,400	—	1,750	1,750	—	1,250	1,250	—
Bond - mutual funds	11,900	11,953	53	34,491	34,722	231	38,584	39,123	539
Investment CD’s	2,441	2,439	(2)	—	—	—	—	—	—
Corporate bonds	10,708	10,752	44	10,803	10,644	(159)	—	—	—

Total Investment Portfolio	$287,039	$289,762	$2,723	$315,587	$317,052	$1,465	$252,435	$254,888	$2,453

Capital Ratios

	Regulatory Minimum To Be Well Capitalized	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010
Bryn Mawr Trust Company Consolidated

Tier I Capital to Risk Weighted Assets (RWA)	6.00%	11.05%	11.45%	11.05%	10.37%	10.72%
Total (Tier II) Capital to RWA	10.00%	13.56%	13.91%	13.47%	12.77%	13.73%
Tier I Leverage Ratio	5.00%	8.94%	9.29%	8.62%	8.27%	9.29%
Tangible Common Equity Ratio		8.54%	8.78%	8.42%	8.20%	8.65%

Bryn Mawr Bank Corporation

Tier I Capital to Risk Weighted Assets (RWA)	6.00%	11.55%	12.07%	11.30%	10.82%	11.95%
Total (Tier II) Capital to RWA	10.00%	14.05%	14.52%	13.71%	13.21%	14.95%
Tier I Leverage Ratio	5.00%	9.36%	9.80%	8.85%	8.65%	10.38%
Tangible Common Equity Ratio		8.31%	8.65%	8.01%	7.95%	9.66%

Bryn Mawr Bank Corporation

Consolidated Balance Sheets - (unaudited)

(Dollars in thousands)

	June 30, 2011	Mar 31, 2011	Dec 31, 2010	Sept 30, 2010	June 30, 2010
Assets

Interest bearing deposits with banks	$34,780	$68,568	$78,410	$42,089	$43,943
Money market funds	113	401	113	223	86
Investment securities - AFS	289,762	289,491	317,052	356,838	254,888

Loans held for sale	5,923	1,554	4,838	4,686	4,254

Portfolio loans:
Consumer	12,116	11,594	12,200	13,255	12,272
Commercial & industrial	257,771	240,313	239,366	239,823	235,080
Commercial mortgages	404,000	391,642	385,615	358,486	278,614
Construction	55,804	55,823	45,303	48,674	43,787
Residential mortgages	280,093	277,571	261,983	251,836	108,009
Home equity lines & loans	210,477	208,107	216,853	226,765	180,826
Leases	33,187	34,399	35,397	37,599	40,702

Total portfolio loans and leases	1,253,448	1,219,449	1,196,717	1,176,438	899,290
Earning assets	1,584,026	1,579,463	1,597,130	1,580,274	1,202,461

Cash and due from banks	20,620	11,609	10,961	11,090	14,593
Allowance for loan and lease losses	(11,341)	(10,649)	(10,275)	(10,297)	(9,841)
Premises and equipment	29,469	28,996	29,158	29,340	21,779
Accrued interest receivable	6,103	6,151	6,470	6,623	4,773
Mortgage servicing rights	4,662	4,879	4,925	4,008	3,759
Goodwill	23,169	17,659	17,660	16,671	6,301
Other intangible assets	19,077	6,902	7,064	7,228	5,267
Bank owned life insurance (“BOLI”)	19,205	19,087	18,972	18,838	—
FHLB stock	12,840	13,516	14,227	14,976	7,916
Deferred income taxes	13,400	14,527	14,551	15,071	4,596
Other investments	5,229	5,203	5,156	3,246	3,086
Other assets	14,268	16,598	15,769	17,116	15,982

Total assets	$1,740,727	$1,713,941	$1,731,768	$1,714,184	$1,280,672

Liabilities and shareholders’ equity

Interest-bearing checking	$222,128	$227,256	$234,107	$206,091	$149,762
Money market	350,285	345,703	327,824	324,384	261,578
Savings	129,684	131,671	134,163	140,296	98,760
Other wholesale deposits	65,185	65,574	80,112	63,376	63,260
Wholesale time deposits	31,818	34,639	37,201	36,582	33,421
Time deposits	242,683	240,207	245,669	261,839	141,803

Interest-bearing deposits	1,041,783	1,045,050	1,059,076	1,032,568	748,584

Non-interest bearing deposits	295,656	271,010	282,356	227,080	204,898

Total deposits	1,337,439	1,316,060	1,341,432	1,259,648	953,482

Subordinated debentures	22,500	22,500	22,500	22,500	22,500
Junior subordinated debentures	12,004	12,017	12,029	12,041	—
Short-term borrowings	9,541	23,326	10,051	11,883	—
FHLB advances and other borrowings	152,501	147,238	160,144	223,809	141,671
Other liabilities	23,359	22,161	24,194	25,976	28,838
Shareholders’ equity	183,383	170,639	161,418	158,327	134,181

Total liabilities and shareholders’ equity	$1,740,727	$1,713,941	$1,731,768	$1,714,184	$1,280,672

Consolidated Quarterly Average Balance Sheets - (unaudited)

	2011 2Q	2011 1Q	2010 4Q	2010 3Q	2010 2Q
Assets

Interest bearing deposits with banks	$47,159	$47,203	$108,278	$95,226	$60,317
Money market funds	217	177	138	106	248
Trading securities	—	—	—	—	—
Investment securities	292,097	311,181	334,252	346,275	223,901
Loans held for sale	4,347	2,315	5,981	3,741	3,107
Portfolio loans and leases	1,244,140	1,201,797	1,185,456	1,171,605	894,657

Earning assets	1,587,960	1,562,673	1,634,105	1,616,953	1,182,230

Cash and due from banks	12,224	12,627	13,583	12,668	10,079
Allowance for loan and lease losses	(11,091)	(10,577)	(10,403)	(10,068)	(9,904)
Premises and equipment	29,335	29,120	29,159	29,685	21,860
Goodwill	19,745	17,659	16,682	16,671	6,302
Other intangible assets	11,669	7,001	7,164	7,331	5,311
Bank owned life insurance	19,128	19,011	18,885	18,750	—
Deferred income taxes	14,105	14,566	15,143	13,310	4,800
Other assets	42,805	44,651	43,817	44,748	31,924

Total assets	$1,725,880	$1,696,731	$1,768,135	$1,750,048	$1,252,602

Liabilities and shareholders’ equity

Interest-bearing checking	$229,451	$227,703	$237,776	$215,846	$150,604
Money market	355,740	338,565	329,601	318,943	253,425
Savings	132,046	131,610	142,434	141,180	101,444
Other wholesale deposits	65,129	75,884	74,330	67,596	65,576
Wholesale deposits	34,106	30,723	38,863	36,864	36,387
Time deposits	237,771	241,503	253,631	269,653	142,552

Interest-bearing deposits	1,054,243	1,045,988	1,076,635	1,050,082	749,988

Non-interest bearing deposits	279,210	275,295	280,944	226,439	193,118

Total deposits	1,333,453	1,321,283	1,357,579	1,276,521	943,106

Subordinated debentures	22,500	22,500	22,500	22,500	22,500
Junior subordinated debentures	12,012	12,025	12,037	12,066	—
Short-term borrowings	9,260	10,155	11,827	10,848	—
FHLB advances and other borrowings	149,215	143,327	178,372	243,698	142,876
Other liabilities	24,562	23,259	26,601	25,434	24,982
Shareholders’ equity	174,878	164,182	159,219	158,981	119,138

Total liabilities and shareholders’ equity	$1,725,880	$1,696,731	$1,768,135	$1,750,048	$1,252,602

Bryn Mawr Bank Corporation

Consolidated Average Balance Sheets - (unaudited)

(Dollars in thousands)

	2011 Year-to-date	2010 Year-to-date
Assets

Interest bearing deposits with banks	$47,180	$43,900
Money market funds	197	834
Investment securities	301,586	212,257
Loans held for sale	3,418	3,041
Portfolio loans and leases	1,223,004	893,428

Earning assets	1,575,385	1,153,460

Cash and due from banks	12,424	10,297
Allowance for loan and lease losses	(10,835)	(10,260)
Premises and equipment	29,228	11,651
Goodwill	18,708	6,302
Intangible assets	9,348	5,259
Bank owned life insurance	19,070	—
FHLB stock	13,178	7,916
Deferred tax asset	14,334	4,596
Other assets	30,546	33,969

Total assets	$1,711,386	$1,223,190

Liabilities and shareholders’ equity

Interest-bearing checking	$228,582	$147,288
Money market	347,200	247,019
Savings	131,829	100,689
Other wholesale deposits	70,478	53,868
Wholesale deposits	32,423	39,688
Time deposits	239,626	141,263

Interest-bearing deposits	1,050,138	729,815

Non-interest bearing deposits	277,264	191,226

Total deposits	1,327,402	921,041

Subordinated debentures	22,500	22,500
FHLB advances and other borrowings	146,287	144,426
Junior subordinated debentures	12,019	—
Short-term borrowings	9,705	—
Other liabilities	23,914	23,160
Shareholders’ equity	169,559	112,063

Total liabilities and shareholders’ equity	$1,711,386	$1,223,190

Quarterly Average Balances and Tax Equivalent Income and Expense and Tax Equivalent Yields - (unaudited)

	2nd Quarter 2011			1st Quarter 2011			4th Quarter 2010			3rd Quarter 2010			2nd Quarter 2010
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$47,159	$27	0.23%	$47,203	$32	0.27%	$108,208	$66	0.24%	$95,226	$61	0.25%	$60,317	$37	0.25%
Money market funds	217	—	—	177	—	—	138	—	—	106	—	—	248	—	—
Investment securities available for sale:
Taxable	287,007	1,357	1.90%	285,506	1,312	1.86%	305,281	1,315	1.71%	316,276	1,351	1.69%	199,106	867	1.75%
Tax-exempt	5,090	25	1.97%	25,675	244	3.85%	28,971	273	3.74%	29,999	272	3.60%	24,796	271	4.38%

Investment securities available for sale	292,097	1,382	1.90%	311,181	1,556	2.03%	334,252	1,588	1.88%	346,275	1,623	1.86%	223,902	1,138	2.04%

Loans and leases *	1,248,487	17,516	5.63%	1,204,112	16,771	5.65%	1,191,437	17,110	5.70%	1,175,346	16,944	5.72%	897,764	12,801	5.72%

Total interest earning assets	1,587,960	18,925	4.78%	1,562,673	18,359	4.76%	1,634,035	18,764	4.56%	1,616,953	18,628	4.57%	1,182,231	13,976	4.74%

Cash and due from banks	12,224			12,627			13,583			12,668			10,079
Less allowance for loan and lease losses	(11,091)			(10,577)			(10,403)			(10,068)			(9,904)
Other assets	136,787			132,008			130,920			130,495			70,196

Total assets	$1,725,880			$1,696,731			$1,768,135			$1,750,048			$1,252,602

Liabilities:

Savings, NOW and market rate deposits	$717,237	$759	0.42%	$697,878	$718	0.42%	$709,811	$793	0.44%	$675,969	$841	0.49%	$505,473	$666	0.53%
Other wholesale deposits	65,129	52	0.32%	75,884	70	0.37%	74,331	88	0.47%	67,596	81	0.48%	65,576	79	0.48%
Wholesale deposits	34,106	87	1.02%	30,723	75	0.99%	38,862	145	1.48%	36,864	161	1.73%	36,387	162	1.79%
Time deposits	237,771	620	1.05%	241,503	560	0.94%	253,631	626	0.98%	269,653	654	0.96%	142,552	458	1.29%

Total interest-bearing deposits	1,054,243	1,518	0.58%	1,045,988	1,423	0.55%	1,076,635	1,652	0.61%	1,050,082	1,737	0.66%	749,988	1,365	0.73%

Subordinated debentures	22,500	279	4.97%	22,500	277	4.99%	22,500	282	4.97%	22,500	293	5.17%	22,500	280	4.99%
Junior subordinated debentures	12,012	271	9.05%	12,024	271	9.14%	12,037	272	8.97%	12,066	223	7.33%	—	—	—
Short-term borrowings	9,260	6	0.26%	10,155	6	0.24%	11,827	7	0.23%	10,848	8	0.29%	—	—	—
FHLB advances and other borrowings	149,215	978	2.63%	143,328	842	2.38%	178,309	1,192	2.65%	243,698	1,430	2.33%	142,876	1,128	3.17%

Total interest-bearing liabilities	1,247,230	3,052	0.98%	1,233,995	2,819	0.93%	1,301,308	3,405	1.04%	1,339,194	3,691	1.09%	915,364	2,773	1.22%

Noninterest-bearing deposits	279,210			275,295			280,944			226,439			193,118
Other liabilities	24,562			23,259			26,601			25,434			24,982

Total noninterest-bearing liabilities	303,772			298,554			307,545			251,873			218,100

Total liabilities	1,551,002			1,532,549			1,608,853			1,591,067			1,133,464

Shareholders’ equity	174,878			164,182			159,219			158,981			119,138

Total liabilities and shareholders’ equity	$1,725,880			$1,696,731			$1,768,072			$1,750,048			$1,252,602

Interest income to earning assets			4.78%			4.76%			4.56%			4.57%			4.74%

Net interest spread			3.80%			3.83%			3.52%			3.48%			3.52%
Effect of noninterest-bearing sources			0.21%			0.20%			0.21%			0.18%			0.32%

Net interest income/ margin on earning assets		$15,873	4.01%		$15,540	4.03%		$15,359	3.73%		$14,937	3.66%		$11,203	3.84%

Tax equivalent adjustment		$74	0.02%		$133	0.04%		$159	0.04%		$155	0.04%		$144	0.05%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Average Balances and Tax Equivalent Income and Expense and Tax Equivalent Yields

For the Six months ended June 30,

	2011			2010
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$47,180	178	0.76%	$43,900	$51	0.23%
Federal funds sold	—	—	—	—	—	—%
Money market funds	197	1	1.02%	834	1	0.24%
Investment securities available for sale:
Taxable	286,260	2,602	1.83%	187,434	1,889	2.03%
Tax-exempt	15,326	269	3.54%	24,823	548	4.45%

Investment securities available for sale	301,586	2,871	1.92%	212,257	2,437	2.32%

Loans and leases *	1,226,422	34,233	5.63%	896,469	25,525	5.74%

Total interest earning assets	1,575,385	37,283	4.77%	1,153,460	28,014	4.90%

Cash and due from banks	12,424			10,297
Less allowance for loan and lease losses	(10,835)			(10,260)
Other assets	134,412			69,693

Total assets	$1,711,386			$1,223,190

Liabilities:

Savings, NOW and market rate deposits	$707,611	$1,476	0.42%	$494,996	$1,323	0.54%
IND / IDC deposits	70,478	123	0.35%	53,868	130	0.49%
Wholesale deposits	32,423	162	1.01%	39,688	347	1.76%
Time deposits	239,626	1,180	0.99%	141,263	911	1.30%

Total interest-bearing deposits	1,050,138	2,941	0.56%	729,815	2,711	0.75%

Subordinated debt	22,500	556	4.98%	22,500	553	4.96%
Junior subordinated debentures	12,019	543	9.11%	—	—	—
Short-term borrowings	9,705	12	0.25%	—	—	—
FHLB advances and other borrowings	146,287	1,819	2.51%	144,426	2,286	3.19%

Total interest-bearing liabilities	1,240,649	5,871	0.95%	896,741	5,550	1.25%

Noninterest-bearing deposits	277,264			191,226
Other liabilities	23,914			23,160

Total noninterest-bearing liabilities	301,178			214,386

Total liabilities	1,541,827			1,111,127

Shareholders’ equity	169,559			112,063

Total liabilities and shareholders’ equity	$1,711,386			$1,223,190

Interest income to earning assets			4.77%			4.90%

Net interest spread			3.82%			3.65%
Effect of noninterest-bearing sources			0.20%			0.28%

Net interest income/ margin on earning assets		$31,412	4.02%		$22,464	3.93%

Tax equivalent adjustment		$207	0.03%		$296	0.04%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.